Exhibit 99.1
Grubb & Ellis Company
1551 N. Tustin Avenue, Suite 300
Santa Ana, CA 92705
714.667.8252 main
714.667.6860 fax
www.grubb-ellis.com
news release
for immediate release

Contact:	Janice McDill
Phone:	312.698.6707
Email:	janice.mcdill@grubb-ellis.com
Grubb & Ellis Company Files 8-K Announcing
Restatement of Financial Statements
Company Also Files for Extension to File 10-K for 2008 Fiscal Year
SANTA ANA, Calif. (March 18, 2009) — Grubb & Ellis Company (NYSE: GBE), a leading real estate services and investment firm, today announced that it had filed a Current Report on Form 8-K disclosing that certain previously issued financial statements will be restated to correct accounting errors related to the timing of revenue recognition relating to certain tenant-in-common investment programs sponsored by NNN Realty Advisors prior to the company’s merger with NNN Realty Advisors in December 2007.
Specifically, the company’s previously issued financial statements for the years ended December 31, 2006 and 2007, the interim financial statements for the quarters ended March 31, June 30 and September 30, 2008 and selected financial data derived from the company’s previously issued financial statements for the fiscal year ended December 31, 2005 will be restated.
As a result of the recognition by NNN of the applicable fee revenue in the wrong accounting period, the company currently anticipates reducing retained earnings as of January 1, 2006 by approximately $5 million; increasing revenue in 2006 by approximately $2 million; and increasing revenue in 2007 by approximately $500,000. The company is currently evaluating the impact on its quarterly and annual financial results for 2008.
The review of NNN’s accounting treatment was prompted by the Audit Committee being made aware in mid-December 2008 of the existence of a letter agreement, wherein NNN agreed to provide certain investors with a right to exchange their investment in certain tenant-in-common programs. As a consequence, the Board of Directors formed a Special Committee, which retained independent outside counsel, to investigate the facts and circumstances surrounding the letter agreement and to determine whether there were any other similar agreements.
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3/18/09
Grubb & Ellis Company Files 8-K Announcing Restatement of Financial Statements
In the course of the special investigation, the Audit Committee and management became aware of additional letter agreements, some providing for a similar right of exchange and others in which NNN committed to provide certain investors in certain tenant-in-common programs a specified rate of return. Upon review of the accounting treatment for these letter agreements, management concluded that NNN had not accounted for some of the letter agreements and that NNN had incorrectly recognized revenue as it related to other of these letter agreements. Management also concluded that, as a result of the incorrect accounting treatment, the results of operations of certain entities to which these letter agreements referred should have been consolidated into the company’s financial statements.
As a consequence of the restatement, the company filed a Notification of Late Filing on Form 12b-25 with the Securities and Exchange Commission on March 17, 2009 relating to the company’s Annual Report on Form 10-K for the year ended December 31, 2008. The company intends to file its 2008 Form 10-K on or before March 31, 2009 and effect the restatement of its financial statements in the 2008 Form 10-K.
In the Form 12b-25, the company also indicated that due to the disruptions in the credit markets, the severe and extended general economic recession, and the significant decline in the commercial real estate market in 2008, the company anticipates that it will report a significant decline in operating earnings and net income for the fourth calendar quarter of 2008 as compared to the fourth quarter of 2007 and for fiscal 2008 as compared to fiscal 2007. In addition, the company anticipates that it will recognize significant impairment charges to goodwill, impairments on the value of real estate assets held as investments and additional charges related to the company’s activities as a sponsor of investment programs in the quarter ended December 31, 2008.
The company’s findings remain subject to further review by the company, an audit of the company’s 2008 and restated 2007 financial statements by Ernst & Young, the company’s independent registered public accounting firm, and an audit of the company’s restated 2006 financial statements by Deloitte & Touche LLP, the independent registered public accounting firm for NNN. The completion of this process could result in further adjustments of the respective financial statements and may be different from what is set forth above. There can be no assurance that the amount of any further adjustments will not be material, either individually or in the aggregate. As a result of this review, the company also is assessing the effectiveness of its internal controls over financial reporting.
About Grubb & Ellis
Grubb & Ellis Company (NYSE: GBE) is one of the largest and most respected commercial real estate services and investment companies. With more than 130 owned and affiliate offices worldwide, Grubb & Ellis offers property owners, corporate occupants and investors comprehensive integrated real estate solutions, including transaction, management, consulting and investment advisory services supported by proprietary market research and extensive local market expertise.
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Grubb & Ellis Company
1551 N. Tustin Avenue, Suite 300.                 Santa Ana,       CA       92705                 714.667.8252

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3/18/09
Grubb & Ellis Company Files 8-K Announcing Restatement of Financial Statements
Grubb & Ellis and its subsidiaries are leading sponsors of real estate investment programs that provide individuals and institutions the opportunity to invest in a broad range of real estate investment vehicles, including tax-deferred 1031 tenant-in-common (TIC) exchanges; public non-traded real estate investment trusts (REITs) and real estate investment funds. As of September 30, 2008, more than $3.8 billion in investor equity has been raised for these investment programs. Grubb & Ellis and its subsidiaries currently manage a growing portfolio of more than 225 million square feet of real estate. In 2007, Grubb & Ellis was selected from among 15,000 vendors as Microsoft Corporation’s Vendor of the Year. For more information regarding Grubb & Ellis Company, please visit www.grubb-ellis.com.
Forward-Looking Statements
Certain statements included in this press release constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements included in this press release that address activities, events or developments that the Company expects, believes or anticipates, will or may occur in the future are forward-looking statements. Forward-looking statements can be identified by such forward-looking terminology as “expects,” “intends,” “plans,” “anticipates,” “believes,” “seeks,” “estimates,” and words or phrases of similar import. The Company intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to many risks and uncertainties that could cause the Company’s actual results to differ materially from any future results expressed or implied by the forward-looking statements. These statements include the Company’s statements regarding the impact of the restatement on its previously reported financial results and the preliminary estimates of revisions to prior period financial statements. There can be no assurance that management, the Audit Committee or the Company’s independent registered public accounting firm will not reach conclusions regarding the impact of the restatement that are different than management’s preliminary estimates or identify additional issues or other considerations in connection with the restatement and the audit and review process, or that these issues or considerations will not require additional adjustments to the Company’s prior financial results for additional annual or quarterly periods. All of these statements are subject to risks and uncertainties that may cause the statements to be inaccurate. These risks and uncertainties include, but are not limited to, those resulting from the Company’s ongoing analysis of the effect of the correction in the Company’s accounting method regarding revenue recognition; other accounting adjustments that may result from review of the Company’s financial statements for the periods in question; the timing of the completion of the audit of the Company’s restated financial statements by its independent registered public accounting firm; the Company’s ability to timely file amended periodic reports reflecting its restated financial statements; the ramifications of the Company’s potential inability to timely file required reports; potential claims and proceedings relating to such matters, including stockholder litigation and action by the Securities and Exchange Commission (the “Commission”) or other governmental agencies; and negative tax or other implications for the Company resulting from the accounting adjustments; and other factors. Many of these risks and uncertainties are beyond the control of the Company. These and other risks and uncertainties are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2007 and are also described from time to time in the reports the Company files with the Commission. The Company undertakes no obligation to update, and does not have a policy of updating or revising, these forward-looking statements.
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Grubb & Ellis Company
1551 N. Tustin Avenue, Suite 300.                 Santa Ana,       CA       92705                 714.667.8252